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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K
                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) October 9, 1997


                          KOLL REAL ESTATE GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

               0-17189                       02-0426634
          (Commission File Number) (I.R.S. Employer Identification No.)



4343 Von Karman Avenue, Newport Beach, California         92660
(Address of principal executive offices)               (Zip Code)


                                 (714) 833-3030
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                         (Former Name or Former Address,
                          if Changed Since Last Report)

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Item 5.  OTHER EVENTS

       On October 10, 1997, the Registrant issued a press release, a copy of which is attached hereto and is incorporated herein by reference.

       The attached press release describes the approval of the Registrant's modified Bolsa Chica Local Coastal Program ("LCP") by the California Coastal Commission on October 9, 1997. The LCP had been returned to the Commission for reconsideration pursuant to a previously announced order of the San Diego Superior Court.

       On October 14, 1997, the Registrant received notice that opponents of the Bolsa Chica Project had appealed the August 1997 San Diego Superior Court's judgment. The Registrant does not believe that the appeal will permanently prevent the Registrant from completing the Bolsa Chica project; however there can be no assurance in that regard or that further delays would not result. If the appellate court does not issue an injunction preventing construction or if a significant appeal bond is required and not posted by the opponents of the Bolsa Chica project, the Company expects to commence infrastructure construction during the second quarter of 1998, even though the appeal may be pending.

       Certain of the foregoing information is forward looking in its nature and involves risks and uncertainties that could significantly impact the ability of the Registrant to achieve its currently anticipated goals and objectives.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (c)     Exhibits:

       Exhibit No.            Description
       ------------           -----------

       99.1              Press Release, issued October 10, 1997.




                                       2.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   KOLL REAL ESTATE GROUP, INC.



Date:  October 14, 1997            By  /s/ Raymond J. Pacini
                                      ------------------------------
                                      Raymond J. Pacini
                                      Executive Vice President and
                                      Chief Financial Officer


                                       3.